UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	TTGT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 11, 2022, the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company”) expanded the size of the Board from six to seven members and elected Perfecto Sanchez as a Class III director with a term expiring at the Annual Meeting of Stockholders to be held in 2022. Mr. Sanchez was also appointed to the Nominating and Corporate Governance Committee. In connection with his election to the Board, Mr. Sanchez will receive an option to purchase 2,500 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), subject to a one year vesting period and a restricted stock unit grant reflective of the annual retainers established by the Compensation Committee and the Board for service on the Board and the Nominating Committee for actual service during 2022 in accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 21, 2021. In addition, on the recommendation of the Nominating Committee, Mr. Sanchez will also receive a grant of 4,200 restricted stock units with respect to the Company’s common stock, subject to annual vesting of 1/3 of the units in each of the three years following the date of grant. Following these initial grants, Mr. Sanchez will be compensated as a non-employee director pursuant to the Company’s compensation policy for non-employee directors.

Mr. Sanchez also expects to enter into the Company’s standard indemnification agreement for officers and directors which provides, among other things, that the Company will indemnify each officer and director (“Indemnitee”) to the fullest extent permitted by law, subject to certain conditions, against all expenses and certain other amounts actually and reasonably incurred by the Indemnitee in connection with proceedings in which the Indemnitee is involved, or is threatened to become involved, by reason of the fact that the Indemnitee is or was a director or officer of the Company. A form of the Company’s standard indemnification agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2019 (File No. 001-33472).

Item 7.01 Regulation FD Disclosure.

On January 11, 2022, the Company issued a press release announcing the appointment of Mr. Sanchez to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety. The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Released issued by TechTarget, Inc. on January 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechTarget, Inc.

Date: January 11, 2022	By:	/s/ Daniel Noreck
Daniel Noreck
Chief Financial Officer and Treasurer